Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #13-09 Interna�onal Plaza Singapore 079903 Email: audit@onestop-ca.com Website: www.onestop-ca.com

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements on Amendment No. 1 to Form F-3 (333-272954) of Kaixin Auto Holdings of our report dated May 16, 2023, with respect to our audit of the consolidated financial statements of Kaixin Auto Holdings, which is included in this Annual Report on Form 20- F for the year ended December 31, 2022.

/s/OneStop Assurance PAC

OneStop Assurance PAC

Singapore

August 11, 2023